Exhibit 1.02

Conflict Minerals Report

1.	Introduction

IPG Photonics Corporation (the "Company") manufactures certain products, described more fully below, that contain "Conflict Minerals" within the meaning of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act"). For purposes of the Act, "Conflict Minerals" are currently defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold. Recognizing that some Conflict Minerals that are sourced from the Democratic Republic of the Congo or its adjoining countries (the "DRC Region") are used to support the conflict and humanitarian crisis in the DRC Region, and in compliance with the Act's requirements, the Company sought to determine the origins of its Conflict Minerals.

2.	Scope of the Company's Conflict Minerals Report

The information contained in this report includes the activities of the Company's consolidated subsidiaries. Because the Company was unable to determine the source of all of its Conflict Minerals, and pursuant to the guidance issued by Securities and Exchange Commission ("SEC"), this report is not subject to an independent private sector audit.

3.	Product Description

The Company manufactures high-performance optical fiber-based lasers and amplifiers, packaged diodes, direct diode lasers, laser systems, communications systems and materials processing laser systems that utilize its optical-based products. The Company manufactures diode-pumped fiber lasers and fiber amplifiers for a variety of materials processing, micromachining, telecommunications, medical and other advanced applications. Such products contain parts or components that contain Conflict Minerals that are necessary for the functionality or production of these products. Therefore, the Company's products are subject to the reporting obligations of Rule 13p-1 under the Securities Exchange Act, as amended (the "1934 Act").

4.	Reasonable Country of Origin Inquiry

The Company does not have direct relationships with smelters or refiners ("SORs") but became familiar with the Conflict Free Smelter Initiative (the "CFSI"), an initiative which supports the validation and certification of smelters as "conflict free." As recognized by the CFSI in its white paper "Reasonable Practices to Identify Sources of Conflict Minerals: Practical Guidance for Downstream Companies," the Company, as a "downstream" company, possesses no independent means of determining the source and origin of conflict minerals ores processed by smelters or refiners. The Company does not purchase raw ore or unrefined Conflict Minerals and has no direct suppliers in the DRC Region. The Company purchases materials used in its products from a large network of suppliers, and some of those materials contain Conflict Minerals. The Company relies on its suppliers to assist in its efforts to determine the origins of the Conflict Minerals contained in the materials they supply to the Company.

In preparation for conducting its Reasonable Country of Origin Inquiry ("RCOI"), an inquiry regarding the origin of conflict minerals designed to determine the origination of minerals used by the Company's suppliers or if such minerals are from recycled or scrap sources, the Company identified the vendors that supply the Company with materials that are incorporated into the Company's products. The Company then conducted a RCOI of its vendors concerning the origins of its Conflict Minerals. Through mail and email communications to these vendors, the Company asked its vendors to complete an online survey based on the questions contained in the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative ("EICC-GeSI") template. This template is a standard reporting template for companies to use to facilitate disclosure and communication of information regarding suppliers that provide materials to a company's supply chain. The Company's online survey provided its vendors with the ability to elaborate on their answers to questions, as well as the ability to attach documents such as the EICC-GeSI reporting template or conflict minerals statements or policies.

In response to the Company's RCOI, many suppliers responded that they were in the process of surveying their own suppliers or were uncertain about the origins of their Conflict Minerals. Accordingly, the Company was unable to determine the source of all of its Conflict Minerals and proceeded with further due diligence measures about the origins of its Conflict Minerals. There is significant overlap between the Company's RCOI efforts and its due diligence measures described below.

5. Design of the Company's Due Diligence and Description of Due Diligence Process

The Company's Conflict Minerals compliance framework and due diligence were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (together, the "Guidance"), with a particular focus on the recommendations issued for downstream companies. Companies must exercise due diligence on the source and chain of custody of the conflict minerals contained in their products. Such due diligence measures must conform to a nationally or internationally recognized due diligence framework, such as the Guidance. As recognized by the CFSI in "Reasonable Practices to identify Sources of Conflict Minerals: Practical Guidance for Downstream Companies", downstream companies with no direct relationships with an SOR, like the Company, possess no independent means of determining the source and origin of conflict minerals ores processed by the SORs. However, to meet its obligations under Rule 13p-1 under the 1934 Act, the Company implemented a due diligence program to identify and trace the Conflict Minerals in its supply chain based upon the Guidance. As discussed further below, the Company implemented the following as its diligence procedures:

1.	Adopted a Conflict Minerals Policy;

2.	Established a cross-departmental team to execute and monitor the Conflict Minerals Policy;

3.	Established a process to solicit information regarding Conflict Minerals from the Company’s suppliers;

4.	Reviewed information received from suppliers or followed up with suppliers who did not respond to requests for information; and

5.	Strengthened its engagement with its suppliers through contract language and direct communications.

5.1 Due Diligence Measures Consistent With Step 1 of The Guidance

The Company established a management system to support the Company's compliance obligations. The Company's management system included the adoption of the IPG Photonics Corporation Conflict Minerals Policy (the "Policy"), which is published on the Company’s publicly available website at http://www.ipgphotonics.com/conflict_minerals.htm. The Company also adopted a Conflict Minerals Compliance Procedure (the "Procedure"), which established cross-departmental teams consisting of the purchasing, finance, legal, information technology and product/manufacturing departments, to execute and monitor the effectiveness of the Policy and the Procedure. The Procedure provides a process to request information from the Company's first-tier suppliers concerning the origins of their materials and the identity of the SORs in their own supply chains. The Company also strengthened its engagement with its suppliers by including a new provision in IPG Photonics' Terms and Conditions of Purchase, which is intended to govern the terms of a substantial portion of the Company's relationships with its suppliers. This provision requires the Company's first-tier suppliers to be in compliance with the Act and to provide disclosure to the Company concerning the sources of their Conflict Minerals. The Procedure also implements a new IPG Photonics Vendor Sourcing Information Form for Conflict Minerals and Component Vendors, which requests new suppliers of the Company to provide information concerning the sourcing of its Conflict Minerals.

5.2    Due Diligence Measures Consistent With Step 2 of the Guidance

Because of the Company's size, the variety and complexity of its products, and the changing nature of its extensive supply chain, the Company was unable to identify with certainty the upstream suppliers in its direct suppliers' supply chains. The Company has relied on the responses it has received from its direct suppliers concerning the origin of the Conflict Minerals contained in the parts and components supplied to the Company, including the information provided from upstream suppliers of its direct suppliers. The Company conducted the survey of its vendors to attempt to identify the SORs in its supply chain. The Company issued follow-up requests for information to direct suppliers who did not respond to the survey. The Company also reviewed information collected from vendors and contacted direct suppliers that it identified whose responses to its survey were incomplete or potentially inaccurate to seek additional clarifying information. The Company documented and reviewed the country of origin information for the SORs identified by its vendors in response to the survey.

5.3    Due Diligence Measures Consistent With Step 3 of the Guidance

As recognized by the CFSI, the Company, as a downstream company with no direct relationship to SORs, can only "mitigate risk through working with their direct suppliers individually or collectively to identify SORs." Accordingly, the Company sought to increase its visibility into its supply chain by contacting some of its larger suppliers who had not yet identified the SORs in their supply chain and requested that they provide this information. The Company reviewed the geographical locations of the SORs identified by its suppliers to determine if these SORs appeared to be in "red flag" locations, such as the DRC Region. The Company's review of the SORs identified by its suppliers did not reveal any SORs in the DRC Region.

5.4    Due Diligence Measures Consistent With Step 4 of the Guidance

The Company supported the CFSI by adopting the questions used in the EICC-GeSI template as a basis for its survey and requesting its direct suppliers to provide responses to the questions in the survey.

5.5    Due Diligence Measures Consistent With Step 5 of the Guidance

The Company posted the Policy on its publicly available website at http://www.ipgphotonics.com/conflict_minerals.htm and prepared this Conflict Minerals Report as its annual report on the Company's Conflict Minerals Due Diligence.

6.	Future Due Diligence Measures

During the reporting period for the calendar year ending December 31, 2014 the Company plans to take the following actions to increase our visibility into the origins of its Conflict Minerals:

1.
Adopt the EICC-GeSI template to better facilitate the assimilation of the information the Company receives from its direct suppliers and to help facilitate the collection of information from upstream suppliers of its direct suppliers;

2.	Seek to increase the response rate from its direct suppliers; and

3.	Evaluate the services of third-party vendors to assist the Company in the collection and assimilation of the sourcing information received from its direct suppliers.

7.	SORs and Countries of Origin of the Company's Conflict Minerals

Based on the information provided by the Company’s suppliers and the Company's own due diligence to identify known SORs, the Company believes that the facilities used to process the Conflict Minerals in the Company's products include the SORs listed below. Because many of the Company's direct suppliers reported their information to it on a "company" level rather than "product" level, the Company cannot know with certainty whether any of the Company's products contained any Conflict Minerals from any particular country or SOR identified to it. Also, because the Company did not receive responses from all of its suppliers of Conflict Minerals, the Company does not know the origins of all of the Conflict Minerals in its products. Because the Company does not know the origins of all its Conflict Minerals, it cannot conclude that its products do not contain Conflict Minerals originating from the DRC Region.

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold	Tokuriki	JAPAN
Gold	AGR Matthey,Perth Mint (Western Australia Mint),The Perth Mint,Western Australian Mint	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Asarco	UNITED STATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Chugai Mining Co., Ltd	JAPAN
Gold	CODELCO-CHILE	CHILE
Gold	Sempsa	SPAIN
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	EM Vinto	BOLIVIA
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Smelter Co., Ltd.	CHINA
Gold	Heraeus GmbH	GERMANY
Gold	Heraeus limited	CHINA
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Materials Technology GMBH&CO.KG	GERMANY
Gold	Hwasung CJ Co., Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JM USA	UNITED STATES
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LG-Nikko	KOREA, REPUBLIC OF
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metallo Chimique	BELGIUM
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Minsur Mines	PERU
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui	HONG KONG
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OMSA	BOLIVIA
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co Ltd.,	JAPAN
Gold	PAN PACIFIC COPPER CO., LTD. (JX Nippon Mining & Metals Co., Ltd Group)	JAPAN
Gold	Perth Mint (Western Australia Mint)	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Timah	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Gold Mining Co., Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Taiwan	TAIWAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Souzhou XingRui Noble	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Suzhou Xingrui Noble Metal Material Co. Ltd.	CHINA
Gold	Tanaka Denshi Kogyo K.K.	JAPAN
Gold	Tanaka Kikinzoku Group	TAIWAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd	CHINA
Gold	Tokuriki Tokyo Melters Assayers	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold	Toyo Smelter & Refinery, Japan	JAPAN
Gold	Umicore	BELGIUM
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Xstrata Corporation	SWITZERLAND
Gold	Yokohama Metal Co., Ltd	JAPAN
Gold	Yunnan Chengfeng	CHINA
Gold	Zhongjin Gold Corp. Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Cabot	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co.,Ltd	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Limited	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals (Cabot Corporation)	UNITED STATES
Tantalum	H.C. Starck Co.,Ltd.	THAILAND
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	HC Starck	JAPAN
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Rare Earth Metals Tungsten Group Corp.	CHINA
Tantalum	Jiangxi Yichun	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Niotan	UNITED STATES
Tantalum	Plansee	AUSTRIA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources (Pty) Ltd.	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba Metallurgical Plant, jsc	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	AIM	CANADA
Tin	Asahi Pretec Corp	JAPAN
Tin	ATI Metalworking Products	UNITED STATES
Tin	China Minmetals	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Complejo Metalurgico Vinto S.A.	BOLIVIA
Tin	Cookson	UNITED STATES
Tin	Coopersanta	BRAZIL

Metal	Standard Smelter Names	Smelter Facility Location: Country
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	DS	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Empresa Metallurgica Vinto,Empressa Nacional de Fundiciones (ENAF),Complejo Metalurico Vinto S.A.	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Funsur,Minsur Mines,Funsur Smelter,Minsur S.A. Tin Metal	PERU
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zili Metallurgy Co., Ltd.	CHINA
Tin	Gold Bell Group	CHINA
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Heraeus Technology Center	HONG KONG
Tin	Huichang Jinshunda Tin Co., Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad	MALAYSIA
Tin	METALLIC MATERIALS BRANCHL OF GUANGXI CHINA TIN GROUP CO.,LTD	CHINA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur SA	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsui Mining & Smelting	JAPAN
Tin	MSC	MALAYSIA
Tin	Nancang Metal Material Co., Ltd	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	P.T. Tambang Timah	INDONESIA
Tin	PT KOBA TIN	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Metal	Standard Smelter Names	Smelter Facility Location: Country
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bellitin Makmur Lestari,BML	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero) Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Smelting Branch of Yunnan Tin Company Limited	CHINA
Tin	Taboca	THAILAND
Tin	Taboca/Paranapanema	BRAZIL
Tin	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Thaisarco	THAILAND
Tin	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Tin	Vinto	BOLIVIA
Tin	White Solder Metalurgia	BRAZIL
Tin	Yokohama Metal Co Ltd	JAPAN
Tin	YTCL,Yuntinic Resources Inc.,Smelting Branch of Yunnan Tin Company Limited,Yun Nan Tin Co. LTD	CHINA
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tungsten	Hitachi Metals, Ltd.	JAPAN
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ATI Metalworking Products	UNITED STATES

Metal	Standard Smelter Names	Smelter Facility Location: Country
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten IND Co., LTD.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W&Mo Group Co. Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Ganzhou Seadragon W&Mo Co,.Ltd.	CHINA
Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	GTP,Osram Sylvania,Global Tungsten & Powders Corp USA	UNITED STATES
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	JX Nippon Mining & Metals	JAPAN
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Metallo-Chimique	BELGIUM
Tungsten	Mitsubishi Materials Corp.	JAPAN
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	PLANSEE SE	AUSTRIA
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

The Company has placed this report on its publicly available web site at http://investor.ipgphotonics.com/sec.cfm